EXHIBIT 10.1
EMPLOYMENT AGREEMENT
     This EMPLOYMENT AGREEMENT (“Agreement”), dated as of December 21, 2005 (the “Effective Date”), is made by and between AVANIR PHARMACEUTICALS, a California corporation having its principal offices at 11388 Sorrento Valley Road, San Diego, California, 92121 (the “Company”), and Randall Kaye (“Employee”).
AGREEMENT
     1. Commencement Date.
          Employee’s employment under this Agreement shall commence on January 16, 2006 (“Commencement Date”).
     2. At-will Employment.
          Employee’s employment relationship with the Company (“Employment”) is at-will, terminable at any time and for any or no reason by either the Company or Employee. While certain sections of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement shall be construed as a guarantee of employment of any length.
     3. Employment Duties.
          a. Title. Employee shall be Vice-President of Medical Affairs of the Company and shall be assigned duties and responsibilities consistent with that position at the discretion of the Company, including but not limited to working closely with the R&D organization.
          b. Full-Time Attention. Employee shall devote his full time, attention, energy and skills to the Company during the period he is employed under this Agreement.
          c. Policy Compliance. Employee shall comply with all of the Company’s policies, practices and procedures, including the terms of the Confidentiality Agreement (defined below).
     4. Compensation.
          a. Base Salary. The Company shall pay Employee a base salary of $21,666.67 per month (an annual rate of $260,000), or such higher amount as the Company may determine from time to time (“Base Salary”), payable in accordance with the Company’s regular payroll practices.

          b. Bonus Compensation. In addition to the Base Salary, Employee shall be eligible for an annual discretionary bonus of up to 30% of the then-current annual Base Salary, which is payable in October and annually thereafter, provided that the actual bonus may be higher or lower than the target amount, at the discretion of the Company. No bonus will be payable if Employee is not employed by the Company at the normal time of bonus payment. Any bonus payable in October 2006 will not be prorated on account of commencement of employment less than one year prior to October 2006.
          Employee must be employed by the Company when bonuses are distributed in order to be eligible to receive any portion of such bonus.
          c. Signing Bonus. Four months from Commencement Date, assuming Employee is still employed by the Company Employee shall receive a signing bonus in the amount of $50,000 to compensate him for forfeiture of his annual bonus at his prior employer. In the event that Employee receives his annual bonus from his prior employer in an amount equal to or greater than $50,000, the Company will not be obligated to pay this signing bonus. The signing bonus shall be immediately repaid to the Company if, within one year from the Commencement Date, Employee resigns except for good cause.
          d. Equity Compensation. The Company will recommend to its Board of Directors that Employee be granted the following equity awards as additional compensation:
                i. Subject to Board approval, Employee shall be granted the option to purchase 50,000 shares of Class A common stock (the “Restricted Shares”) at a purchase price of $0.001 per share. The Restricted Shares shall vest in full upon Employee’s completion of two full years of employment and will be governed by the terms and conditions of the 2003 Equity Incentive Plan of the Company and the form of Restricted Stock Grant Notice, Restricted Stock Agreement and other related documents attached hereto as Exhibit A. The fair market value of the Restricted Shares as of the grant date will be determined by the Board.
                ii. Subject to Board approval, Employee shall be granted the option to purchase 150,000 shares of Class A common stock, with an exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, subject to a four-year vesting schedule (25% vesting as of January 16, 2007 and the remainder vesting in 12 equal installments on April 16, 2007, July 16, 2007, October 16, 2007, January 16, 2008, April 16, 2008, July 16, 2008, October 16, 2008, January 16, 2009, April 16, 2009, July 16, 2009, October 16, 2009, and January 16, 2010. ) This option shall be subject to the terms and conditions of the Company’s 2003 Equity Incentive Plan. The options will be intended to be incentive stock options under Internal Revenue Code Section 422 to the extent permitted by law, and any excess will be intended to be nonstatutory stock options. The Company has no responsibility as to actual tax treatment, however.

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The foregoing share amounts and share purchase prices shall be adjusted, as necessary, to give effect to any stock split, reverse stock split, stock dividend, recapitalization or similar transaction affecting the Company’s Class A common stock that is effected after the Effective Date.
          e. Employee Benefits. Employee shall be entitled to participate in all employee benefit plans, programs and arrangements maintained by the Company and made available to employees generally. The Employee’s participation in such Company plans or programs shall be on the same basis and terms as are applicable to other executive employees of the Company.
          f. Reimbursement of Expenses. During his employment with the Company, Employee shall be entitled to reimbursement for all reasonable and necessary business expenses incurred on behalf of the Company, in accordance with the Company’s policies and procedures.
          g. Reimbursement of Moving/Housing Expenses. The Company shall pay Employee $50,000 as reimbursement for moving and housing expenses related to his employment with Company. Payment shall be made on the Commencement Date.
     5. Confidentiality Agreement. Employee shall concurrently herewith execute and deliver to the Company the Employee Confidential Disclosure Agreement (“Confidentiality Agreement”) in the form attached hereto as Exhibit B.
     6. Non-Competition. During his Employment, Employee shall not, directly or indirectly, either as an employee, employer, consultant, corporate officer or director, investor, or in any other capacity, engage or participate in any business that is a Competitor of the Company, unless such participation or interest is fully disclosed to the Company and approved by the Board. “Competitor” as used in this paragraph refers to any company that has therapeutic products (i) on the market or in clinical development and (ii) that are in competition with the products the Company has on the market or that have entered clinical development. Notwithstanding the above, Employee may own securities in any Competitor that is a public company, so long as Employee does not own, of record or beneficially, more than an aggregate of five percent of the outstanding securities of such company.
     7. Non-Solicitation. During his Employment, and for a period of 12 months thereafter, whether for Employee’s own account or the account of any other person, Employee shall not solicit, directly or indirectly, any employee to leave his or her employment with the Company. For purposes of this Agreement, the phrase, “shall not solicit, directly or indirectly,” includes, without limitation, that Employee shall not: (i) identify any Company employees to any third party as potential candidates for employment, such as by disclosing the names, backgrounds, compensation or qualifications of any Company employees; (ii) personally or through any other person approach, recruit or otherwise solicit employees of Company to work for any other employer; or (iii) participate in any pre-employment interview with any person who was employed by the Company while Employee was employed by the Company whether under this Agreement or otherwise.

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     8. Agreement with Previous Employers. Employee represents and warrants to the Company that he does not have any agreement with any previous employer that prevents him from performing his duties and responsibilities under this Agreement or (other than customary confidentiality agreements) that in any way limits his performance hereunder. Employee understands and acknowledges that his employment with Avanir is contingent upon his compliance with any and all agreements between him and his prior employers.
     9. Change of Control. Employee shall be eligible to participate in any future change of control plan or policy generally applicable to Officers of the Company which, will supersede any then-existing agreement inconsistent with its terms.
     10. Dispute Resolution Procedures. Except as expressly provided in this Agreement, Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration, to the extent permitted by law, to be held in San Diego County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the “Rules”) and in accordance with the accompanying Mutual Arbitration Agreement attached hereto as Exhibit B. The arbitrator’s decision shall be final, conclusive and binding on the parties to the arbitration pursuant to the Mutual Arbitration Agreement. Judgment may be entered on the decision of the arbitrator in any court having competent jurisdiction.
     11. Notices. Any reports, notices or other communications required or permitted to be given by either party hereto, shall be given in writing by personal delivery, overnight courier service, or by registered or certified mail, postage prepaid, return receipt requested, addressed to each respective party at the address shown below or other current address:
     If to AVANIR:
                     Avanir Pharmaceuticals
                     11388 Sorrento Valley Road
                     San Diego, California 92121
                     Fax: (858) 658-7455
                     Attn: Chief Executive Officer
     If to Employee:
                     Randall Kaye
                     [address]
     12. Withholding. All payments, except the payment for moving/housing expenses to be made hereunder where proof of such expenses is provided to the Company, including Base Salary and bonus, shall be paid less applicable Federal and state withholding taxes. In the case

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of the rights referred to in Section 4(c) (Equity Compensation) above, Employee shall be responsible for furnishing the Company with the amount of any required withholding at the time it is due, and the Company’s obligations with respect to such rights shall be conditioned upon Employee’s compliance with this Section 12.
     13. General Provisions.
          a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
          b. Assignment. Employee may not assign, pledge or encumber his interest in this Agreement or any part thereof.
          c. No Waiver of Breach. The failure to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent a party thereafter from enforcing the provision or any other provision of this Agreement. The rights granted the parties are cumulative, and the election of one shall not constitute a waiver of such party’s right to assert all other legal and equitable remedies available under the circumstances.
          d. Severability. The provisions of this Agreement are severable, and if any provision shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts of this Agreement, shall not be affected.
          e. Entire Agreement. This Agreement and the exhibits hereto constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, whether oral or written.
          f. Modifications and Waivers. No modification or waiver of this Agreement shall be valid unless in writing, signed by the party against whom such modification or waiver is sought to be enforced.
          g. Amendment. This Agreement may be amended or supplemented only by a writing signed by both of the parties hereto.
          h. Duplicate Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original; provided, however, such counterparts shall together constitute only one agreement.
          i. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
          j. Drafting Ambiguities. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be

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resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the amendments to this Agreement.
EXECUTED at San Diego, California, this 21st day of December, 2005.

AVANIR PHARMACEUTICALS

Dated:	12/21/05	By:	Paul Acosta for Eric Brandt

Eric Brandt Chief Executive Officer

EMPLOYEE

Dated:	12/23/05		Randall Kaye

Randall Kaye

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EXHIBIT A
AVANIR PHARMACEUTICALS
RESTRICTED STOCK PURCHASE AGREEMENT
     This Restricted Stock Purchase Agreement (the “Agreement”) is made as of December ___, 2005 by and between Avanir Pharmaceuticals, a California corporation (the “Company”), and Randall Kaye (“Purchaser”).
     A. Purchaser and the Company are parties to an Employment Agreement, effective December 21, 2005 (the “Employment Agreement”).
     B. Purchaser and the Company desire to specify the terms and conditions of Purchaser’s restricted stock participation in the Company as contemplated in the Employment Agreement.
     THE PARTIES AGREE AS FOLLOWS:
     1. Sale of Stock. In satisfaction of the Company’s obligations under Section 4(d)(i) of the Employment Agreement, and subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 50,000 shares of the Company’s Class A Common Stock (the “Purchased Shares”) at a purchase price of $0.001 per Share for a total purchase price of $50. The term “Shares” refers to the Purchased Shares and all securities received in replacement of the Purchased Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares (including the Purchased Shares).
     2. Purchase. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”). As promptly as practicable after the Purchase Date, the Company will deliver to the Company’s Secretary pursuant to Section 4 a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the purchase price therefor on the Purchase Date by Purchaser by cash or check made payable to the Company.
     3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in any portion of the Shares which are subject to the Repurchase Option. After any portion of the Shares has been released from the Repurchase Option, Purchaser shall not assign, encumber or dispose of any interest in such portion except in compliance with the provisions below and applicable securities laws.

          (a) Repurchase Option.
                (i) In the event of the voluntary or involuntary termination of Purchaser’s employment or consulting relationship with the Company for any reason (including death or disability), with or without cause, upon the date of such termination (the “Termination Date”), the Company shall have an irrevocable, exclusive option (the “Repurchase Option”) for a period of 90 days from such date to repurchase all or any portion of the Shares held by Purchaser as of the Termination Date which have not yet been released from the Company’s Repurchase Option at the original purchase price per Share specified in Section 1 (adjusted for any stock splits, stock dividends and the like).
                (ii) Unless the Company notifies Purchaser within 90 days from the Termination Date that it does not intend to exercise its Repurchase Option with respect to some or all of the Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the 90th day following the Termination Date, provided that the Company may notify Purchaser that it is exercising its Repurchase Option as of a date prior to such 90th day. Unless Purchaser is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Shares to which it applies at the time of termination, execution of this Agreement by Purchaser constitutes written notice to Purchaser of the Company’s intention to exercise its Repurchase Option with respect to all Shares to which such Repurchase Option applies. The Company, at its choice, may satisfy its payment obligation to Purchaser with respect to exercise of the Repurchase Option by either (A) delivering a check to Purchaser in the amount of the purchase price for the Shares being repurchased, or (B) in the event Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 3(a)(ii) in which Purchaser is indebted to the Company, such indebtedness equal to the purchase price of the Shares being repurchased shall be deemed automatically canceled as of the 90th day following the Termination Date unless the Company otherwise satisfies its payment obligations. Any failure on the part of the Company to promptly satisfy its payment obligations for the Repurchase Option shall not, in any way, affect the enforceability of the Company’s exercise of the Repurchase Option. As a result of any repurchase of Shares pursuant to this Section 3(a), the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.
                (iii) All of the Shares shall initially be subject to the Repurchase Option. Provided that Purchaser remains continuously employed by the Company (or continues to provide services to the Company as a consultant), the Shares shall be released from the Repurchase Option pursuant to the following schedule:

No. Shares released
from Repurchase Option	Date

50,000	January 16, 2008
          (b) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including insofar as applicable the Company’s Repurchase Option. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.
          (c) Termination of Rights. Upon the expiration or exercise of the Repurchase Option, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a) below and delivered to Purchaser.
     4. Escrow of Unvested Shares. For purposes of facilitating the enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.
     5. Restricted Securities; Legends and Stop-Transfer Orders.
          (a) Restricted Securities; Legends. Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of an exemption therefrom. Purchaser is purchasing the Shares for investment for his own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REPURCHASE OPTION OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          (b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     6. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.
     7. Section 83(b) Election. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 3(a) of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of purchase. In this case, the difference between the fair market value of the Shares at the time of the execution of this Agreement and the amount Purchaser is paying for the Shares makes it unlikely that Purchaser will choose to make an 83(b) Election, as such election would require that Purchaser pay taxes on that difference at the time the Shares are purchased. However, the 83(b) Election must be made if the Purchaser wishes to avoid additional income under Section 83(a) in the future. Accordingly, Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for

Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, the tax consequences of Purchaser’s death and the decision as to whether or not to file an 83(b) Election in connection with the acquisition of the Shares.
     Purchaser agrees that he will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”), attached hereto as Exhibit B. Purchaser further agrees that Purchaser will execute and submit with the Acknowledgment a copy of the 83(b) Election, attached hereto as Exhibit C, if Purchaser has indicated in the Acknowledgment his or her decision to make such an election.
     8. Withholding. At the request of the Company, either herewith or at any time hereafter, Employee authorizes withholding from payroll and any other amounts payable to him and, if such withholding is insufficient, to pay the balance in cash to the Company, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company (or any affiliate) which arise in connection with the Purchased Shares. Unless Employee satisfies such tax withholding obligations of the Company (or any affiliate) as provided above, the Company shall have no obligation to release any of the Shares from escrow.
     9. Miscellaneous.
          (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
          (b) Entire Agreement; Enforcement of Rights. This Agreement and the Offer Letter set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
          (c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

          (d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
          (e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.
          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.
[Signature Page Follows]

     The parties have executed this Agreement as of the date first set forth above.

COMPANY:

AVANIR PHARMACEUTICALS

By: Paul Acosta for Eric Brandt

Eric K. Brandt President and Chief Executive Officer

Address:	11388 Sorrento Valley Road San Diego, CA 92121
     PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

PURCHASER:

Randall Kaye

(Signature)

Address:

I,                                         , spouse of Randall Kaye, have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of Randall Kaye

EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement between the undersigned (“Purchaser”) and Avanir Pharmaceuticals (the “Company”) dated as of December      , 2005 (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company                                                              (                     ) shares of the Class A Common Stock of the Company standing in Purchaser’s name on the Company’s books and represented by Certificate No.      , and does hereby irrevocably constitute and appoint                                          to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.
Dated:

Signature:

Randall Kaye

Spouse of Randall Kaye

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT B
ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION
     The undersigned has entered a Restricted Stock Purchase Agreement with Avanir Pharmaceuticals, a California corporation (the “Company”), pursuant to which the undersigned is purchasing 50,000 shares of Class A common stock of the Company (the “Shares”). In connection with the purchase of the Shares, the undersigned hereby represents as follows:
     1. The undersigned has carefully reviewed the Restricted Stock Purchase Agreement pursuant to which the undersigned is purchasing the Shares.
     2. The undersigned either [check and complete as applicable]:
(a)	has consulted, and has been fully advised by, the undersigned’s own tax advisor, , whose business address is , regarding the federal, state and local tax consequences of purchasing the Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or
(b)	has knowingly chosen not to consult such a tax advisor.
     3. The undersigned hereby states that the undersigned has decided [check as applicable]:
(a)	to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Restricted Stock Purchase Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986”; or
(b)	not to make an election pursuant to Section 83(b) of the Code.
     4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of the Shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date:	Randall Kaye

Date:	Spouse of Randall Kaye

EXHIBIT C
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows:

shares of the Class A Common Stock, of Avanir Pharmaceuticals, a California corporation (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

Repurchase option at cost in favor of the Company upon termination of taxpayer’s employment or consulting relationship or failure of vesting criteria.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ .

6.	The amount (if any) paid for such property: $
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Date:	Taxpayer

Date:	Spouse of Taxpayer

RECEIPT
     Avanir Pharmaceuticals hereby acknowledges receipt of cash or a check in the amount of $50 given by Randall Kaye as consideration for Certificate No.                      for 50,000 shares of Class A Common Stock of Avanir Pharmaceuticals.

Dated:

Avanir Pharmaceuticals

By:

Title:

RECEIPT AND CONSENT
     The undersigned hereby acknowledges receipt of a photocopy of Certificate No.       for 50,000 shares of Common Stock of Avanir Pharmaceuticals (the “Company”).
     The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Stock Purchase Agreement the undersigned has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned’s name.

Dated:

Randall Kaye

EXHIBIT B
MUTUAL ARBITRATION AGREEMENT
     This MUTUAL ARBITRATION AGREEMENT (“Agreement”), dated as of December 21, 2005, is made by and between AVANIR Pharmaceuticals, a California corporation (“the Company”) and Randall Kaye (“Employee”) (collectively, the “Parties” or “we”).
Agreement to Arbitrate Certain Disputes and Claims
     We agree to arbitrate before a neutral arbitrator any and all disputes or claims arising from or relating to Employee’s recruitment to or employment with the Company, or the termination of that employment, including claims against any current or former agent or employee of the Company, whether the disputes or claims arise in tort, contract, or pursuant to a statute, regulation, or ordinance now in existence or which may in the future be enacted or recognized, including, but not limited to, the following claims:
•	claims for fraud, promissory estoppel, fraudulent inducement of contract or breach of contract or contractual obligation, whether such alleged contract or obligation be oral, written, or express or implied by fact or law;
•	claims for wrongful termination of employment, violation of public policy and constructive discharge, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, unfair business practices, and any other tort or tort-like causes of action relating to or arising from the employment relationship or the formation or termination thereof;
•	claims for discrimination, harassment, or retaliation under any and all Federal, state, or municipal statutes, regulations, or ordinances that prohibit discrimination, harassment, or retaliation in employment, as well as claims for violation of any other Federal, state, or municipal statute, regulation, or ordinance, except as set forth herein;
•	claims for non-payment or incorrect payment of wages, commissions, bonuses, severance, employee fringe benefits, stock options and the like, whether such claims be pursuant to alleged express or implied contract or obligation, equity, the California Labor Code, the Fair Labor Standards Act, the Employee Retirement Income Securities Act, and any other Federal, state, or municipal laws concerning wages, compensation or employee benefits; and
•	claims arising out of or relating to the grant, exercise, vesting and/or issuance of equity in the Company or options to purchase equity in the Company.
     We understand and agree that arbitration of the disputes and claims covered by this Agreement shall be the sole and exclusive method of resolving any and all existing and future disputes or claims arising out of Employee’s recruitment to or employment with the Company or the termination thereof. We further understand and agree that claims for workers’ compensation benefits, unemployment insurance, or state or Federal disability insurance are not covered by this Agreement and shall therefore be resolved in any appropriate forum, including courts of law, as required by the laws then in effect.
     Nothing in this Agreement should be interpreted as restricting or prohibiting the Employee from filing a charge or complaint with a Federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable Federal, state or municipal law or regulation. Any dispute or claim that is not resolved through the Federal, state, or local agency must be submitted to arbitration in accordance with this Agreement.
Final and Binding Arbitration
     We understand and agree that the arbitration of disputes and claims under this Agreement shall be instead of a trial before a court or jury. We further understand and agree that, by signing this Agreement, we are expressly waiving any and all rights to a trial before a court regarding any disputes and claims which we now have or which we may in the future have that are subject to arbitration under this Agreement. However, nothing in this Agreement shall prohibit or limit either Employee’s or the Company’s right to seek equitable relief from a court, including but not limited to injunctive relief, pending the resolution of a dispute by arbitration.
           Arbitration Procedures
     We understand and agree that the arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. To the extent that any of the National Rules for the Resolution of Employment Disputes or anything in this Agreement conflicts with any arbitration procedures required by applicable law, the arbitration procedures required by applicable law shall govern. Employee and the Company also agree that nothing in this Agreement relieves either of them from any obligation they may have to exhaust certain administrative remedies before arbitrating any claims or disputes under this Agreement.
     We understand and agree that the Arbitrator shall issue a written award that sets forth the essential findings and conclusions on which the award is based. The Arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes. The Arbitrator’s award shall be subject to correction, confirmation, or vacation, as provided by any applicable law setting forth the standard of judicial review of arbitration awards.
           Place of Arbitration
     We understand and agree that the arbitration shall take place in San Diego County, California.
           Governing Law

     We understand and agree that this Agreement and its validity, construction and performance, as well as disputes and/or claims arising under this Agreement, shall be governed by the laws of California, or Federal law. If both Federal and state law apply to any given dispute or claim, Employee shall have the right to elect the applicable law.
           Costs of Arbitration
     We understand and agree that the Company shall bear the arbitrator’s fee and any other type of expense or cost that Employee would not be required to bear if he or she were free to bring the dispute or claim in court as well as any other expense or cost that is unique to arbitration. We shall each pay our own attorneys’ fees incurred in connection with the arbitration, and the arbitrator shall not have authority to award attorneys’ fees unless a statute or contract at issue in the dispute authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys’ fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Employee is the prevailing party in the arbitration, the Arbitrator shall decide this issue.
           Severability
     We understand and agree that if any term or portion of this Agreement shall, for any reason, be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of this Agreement shall not be affected by such invalidity or unenforceability but shall remain in full force and effect, as if the invalid or unenforceable term or portion thereof had not existed within this Agreement.
           Complete Agreement
     We understand and agree that this Agreement contains the complete agreement between the Company and Employee regarding the subject matter of this Agreement, superseding any and all prior representations and agreements between the Company and Employee, if any, and that it may be modified only in a writing, expressly referencing this Agreement, and signed by Employee and the Chairman of the Board of the Company.
           Knowing and Voluntary Agreement
     We understand and agree that we have been advised to consult with an attorney of our own choosing before signing this Agreement, and we have had an opportunity to do so. We agree that we have read this Agreement carefully and understand that by signing it, we are waiving all rights to a trial or hearing before a court or jury of any and all disputes and claims subject to arbitration under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement at San Diego, California on the       day of                     , 2005.

AVANIR PHARMACEUTICALS

By:
Eric Brandt Chief Executive Officer

EMPLOYEE

Randall Kaye